UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2017

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Building D, Floor 3 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 29, 2017, the Board of Directors (the “Board”) of Syndax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), unanimously voted to elect Keith A. Katkin to the Board, effectively immediately, and appointed him as a member of both the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Katkin’s election fills a vacancy on the Board resulting from Richard P. Shea’s resignation from the Board in February 2017 upon his commencement of duties as the Company’s Chief Financial Officer. The Board designated Mr. Katkin as a Class III member to serve until the 2019 annual meeting of the Company’s stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There were no arrangements or understandings between Mr. Katkin and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Katkin and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mr. Katkin will receive annual cash compensation in the amount $35,000 for his Board service, $8,500 for his Audit Committee service and $4,000 for his Nominating and Corporate Governance Committee service. All amounts will be paid in quarterly installments. The Company will also reimburse Mr. Katkin for his travel expenses incurred in connection with his attendance at Board and Committee meetings. On March 29, 2017, the Board also granted Mr. Katkin an initial one-time option to purchase 25,000 shares of the Company’s common stock (the “Option”). Subject to Mr. Katkin’s continued service on the Board, the Option will vest as follows: 1/36 of the shares subject to the Option will vest monthly over a three-year period. In accordance with the Policy, as may be amended from time to time, Mr. Katkin will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to Mr. Katkin’s continued service on the Board.

In connection with his appointment to the Board, Mr. Katkin entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2016.

Also, on March 31, 2017, George W. Sledge, Jr., M.D. advised the Board that he will resign from his position as a Class II member of our Board effective after this year’s annual meeting of stockholders, scheduled for May 17, 2017, at 3:30 pm EDT. Dr. Sledge’s resignation from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. He has agreed to continue his service to the Company as a member of our Scientific Advisory Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D. Chief Executive Officer

Dated: April 4, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 4, 2017.